EXHIBIT 23.1

                         Consent of Independent Auditor


CONSENT OF INDEPENDENT AUDITOR
MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED
2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
(702) 253-7511 Fax (702) 253-7501


The Board of Directors
Winmark, Inc.

Gentlemen:

This letter will authorize you to include the Audit Reports of your company dated December 19, 2005 and January 10, 2006 in the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission.


Yours Truly,

/s/Moore & Associates, Chartered
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Date: January 15, 2006